Exhibit 99.1

3 Bethesda Metro Center, Suite 1200, Bethesda, MD 20814
PH 301.941.1500, FX 301.941.1553
www.lasallehotels.com

News Release

LASALLE HOTEL PROPERTIES ANNOUNCES ACQUISITION OF SERRANO HOTEL IN SAN FRANCISCO FOR $71.5 MILLION

BETHESDA, MD, AUGUST 28, 2013 -- LaSalle Hotel Properties (NYSE: LHO) today announced that it acquired the Serrano Hotel in San Francisco, CA. The purchase price was $71.5 million. The Company funded the transaction with borrowings from its Senior Unsecured Credit Facility.

The 236-room, full-service Serrano Hotel is located at 405 Taylor Street in the heart of San Francisco’s Theater District, three blocks from Union Square and within a few blocks of the Moscone Convention Center. The hotel is surrounded by numerous amenities, including restaurants, retail offerings and vibrant nightlife. The Financial District, Chinatown, Grace Cathedral, Nob Hill and Sony Metreon are all within walking distance of the property. The property is also proximate to the emerging corporate demand driven by technology-related tenants in the South of Market (“SoMa”) and Mid-Market areas.

The Serrano Hotel’s 236-rooms include 19 suites which average 500 square-feet. The property also features Jasper’s Corner Tap & Kitchen, which opened in 2011 and has been extremely well-received by visitors and locals. The asset includes 2,553 square-feet of meeting space in five flexible meeting and banquet rooms.

Originally built in 1928, the building was closed in 1998 and completely renovated. It reopened as the Serrano Hotel in 1999.

“We are very excited to have acquired this well-located asset in one of the strongest markets in the United States,” said Michael D. Barnello, President and Chief Executive Officer of LaSalle Hotel Properties. “San Francisco has been experiencing extraordinary growth and we are very familiar with this particular location and the asset, as it is next door to our Hotel Monaco and two blocks from Villa Florence.”

The Serrano Hotel will continue to be operated by Kimpton Hotels and Restaurants, which is headquartered in San Francisco, CA.
LaSalle Hotel Properties is a leading multi-operator real estate investment trust. The Company owns 44 hotels and a mezzanine loan secured by two hotels in Santa Monica, CA. The properties are upscale full-service hotels, totaling approximately 11,400 guest rooms in 14 markets in ten states and the District of Columbia. The Company focuses on owning, redeveloping and repositioning upscale and luxury, full-service hotels located in convention, resort and major urban business markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier lodging companies, including Westin Hotels and Resorts, Hilton Hotels Corporation, Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Benchmark Hospitality, White Lodging Services Corporation, Thompson Hotels, Davidson Hotel Company, Denihan Hospitality Group, the Kimpton Hotel & Restaurant Group, LLC, Accor, Destination Hotels & Resorts, HEI Hotels & Resorts, JRK Hotel Group, Inc., Viceroy Hotel Group, Highgate Hotels and Access Hotels & Resorts.

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words “will,” "believe," "expect," "intend," "anticipate," "estimate," "project" or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (ii) risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs, actual or threatened terrorist attacks, downturns in general and local economic conditions and cancellation of or delays in the completion of anticipated demand generators, (iii) the availability and terms of financing and capital and the general volatility of securities markets, (iv) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws, (v) interest rate increases, (vi) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs, (vii) the possibility of uninsured losses, (viii) risks associated with redevelopment and repositioning projects, including delays and cost overruns and (ix) the risk factors discussed in the Company’s Annual Report on Form 10-K as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company's expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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Additional Contacts:
Bruce A. Riggins or Kenneth G. Fuller – 301/941-1500
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www.lasallehotels.com